ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

Exhibit 99.1

Onyx Pharmaceuticals Reports Second Quarter 2012 Financial Results

— Solid Nexavar® Performance; KyprolisTM Launch Underway in the United States —

SOUTH SAN FRANCISCO, CA — August 1, 2012 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the second quarter 2012. Onyx reported non-GAAP net loss of $43.6 million, or $0.68 per diluted share, for the second quarter 2012 compared to non-GAAP net loss of $27.2 million, or $0.43 per diluted share, for the same period in 2011.

“Onyx’s transformation in 2012 has been remarkable, with the recent accelerated approval of Kyprolis in the United States and the continued momentum with several upcoming regulatory and data milestones,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “As part of our growth strategy, we are making important investments in developing Kyprolis across additional lines of therapy and advancing our oral proteasome inhibitor, oprozomib, to further unlock the value of our pipeline. In our kinase inhibitor franchise, Nexavar is contributing increasing cash flow and Bayer’s regorafenib is under FDA priority review, setting our business up for future success globally.”

On a GAAP basis, Onyx reported a net loss of $106.0 million, or $1.65 per diluted share, for the second quarter 2012 compared to $54.5 million, or $0.86 per diluted share, for the same period in 2011. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Loss.”

Operating Revenue

Revenue from the collaboration agreement with Bayer on Nexavar® (sorafenib) tablets net sales was $72.7 million for the second quarter 2012, an increase of 7% compared to $68.0 million for the same period in 2011. Nexavar net sales, as recorded by Bayer, excluding Japan, were $214.5 million and $206.6 million for the three months ended June 30, 2012 and 2011, respectively. Onyx and Bayer are marketing and developing Nexavar, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide. The increase in revenue from collaboration agreement was primarily driven by higher sales in various regions around the world and an improvement in commercial margin, partially offset by a decline in the dollar-Euro exchange rate.

Operating Expenses

Non-GAAP research and development expenses were $73.6 million for the second quarter 2012, compared to $61.2 million for the same period in 2011. Higher non-GAAP research and development expenses between periods were primarily due to increased investments in Kyprolis™ (carfilzomib) for Injection, particularly the global development programs, including the Phase 3 ASPIRE, FOCUS, and ENDEAVOR trials, continued support of smaller carfilzomib trials and expensing commercial supply prior to launch in the United States. On a GAAP basis, research and development expenses were $76.4 million for the second quarter 2012, compared to $63.0 million for the same period in 2011.

Non-GAAP selling, general and administrative expenses were $40.7 million for the second quarter 2012, compared to $31.8 million for the same period in 2011. Higher non-GAAP selling, general and administrative expenses between periods were primarily due to investment in commercial infrastructure and associated support to prepare for the launch of Kyprolis in the United States. On a GAAP basis, selling, general and administrative expenses were $48.9 million for the second quarter 2012, compared to $38.2 million for the same period in 2011. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Loss.”

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Regorafenib is a Bayer compound being developed by Bayer. Onyx will receive a royalty on potential future global net sales in human oncology. Bayer and Onyx will jointly promote regorafenib in the U.S.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

The liability for contingent consideration in connection with the Amended Agreement and Plan of Merger with Proteolix, Inc. was increased to $216.0 million at June 30, 2012, following a June 20, 2012 vote by the U.S. Food and Drug Administration’s (FDA) Oncologic Drugs Advisory Committee regarding the benefit-risk assessment for Kyprolis. As of June 30, 2012, Onyx had determined that its liability to former Proteolix, Inc. shareholders for an $80.0 million milestone payment triggered by accelerated approval of Kyprolis in the U.S. was almost certain, and recorded an expense of $53.2 million for the three months ended June 30, 2012.

Interest Expense

Interest expense of $5.4 million for the second quarter of 2012 primarily relates to the 4.0% convertible senior notes due 2016, issued in August 2009, and includes non-cash imputed interest expense of $2.8 million resulting from the application of ASC 470-20.

Other Income

Other income of $4.5 million for the second quarter of 2012 primarily relates to a milestone payment received from S*BIO.

Cash, Cash Equivalents and Marketable Securities

On June 30, 2012, cash, cash equivalents, and current and non-current marketable securities were $593.8 million, compared to $668.4 million at December 31, 2011. This decrease was largely due to investments in Kyprolis, partly offset by revenue from the Bayer collaboration.

Six-Month Results

Nexavar net sales, as recorded by Bayer, excluding Japan, were $424.2 million and $399.8 million for the six months ended June 30, 2012 and 2011, respectively. Non-GAAP net loss for the six months ended June 30, 2012 was $87.1 million, or $1.36 per diluted share, compared to $41.4 million, or $0.66 per diluted share for the same period in 2011. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Loss.” For the six months ended June 30, 2012, on a GAAP basis Onyx recorded a net loss of $162.3 million, or $2.54 per diluted share, compared with a net loss of $103.7 million, or $1.64 per diluted share, for the same period in 2011.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss – diluted, non-GAAP net loss per share, non-GAAP net loss per share – diluted, non-GAAP R&D and non-GAAP SG&A. The following tables reconcile these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Loss.”

Management Conference Call Today

Onyx will host a webcast and conference call with management to discuss second quarter 2012 financial results, as well as provide a general business overview, on Wednesday, August 1, 2012, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time).

To access a live audio webcast of the conference call, log onto the company’s website at: http://www.onyx.com/investors/event-calendar

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Regorafenib is a Bayer compound being developed by Bayer. Onyx will receive a royalty on potential future global net sales in human oncology. Bayer and Onyx will jointly promote regorafenib in the U.S.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

To access the live conference call, dial 847-585-4405 and use the passcode 32845798#. A replay of the call will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 32845798# approximately one hour after the teleconference concludes through August 15, 2012.

About the Carfilzomib Development Program

Carfilzomib is being studied in several clinical trials either as a single-agent or in combination with other therapies, including:

•

A global Phase 3 clinical trial, known as the ASPIRE trial, has completed enrollment and is evaluating the combination of lenalidomide and low-dose dexamethasone with or without carfilzomib in patients with relapsed multiple myeloma who have received one to three prior therapies. The company has an agreement with the FDA on a Special Protocol Assessment (SPA) and has received Scientific Advice from the European Medicines Agency (EMA) on the design and planned analysis of the trial.

•

A Phase 3 clinical trial, known as the FOCUS trial, is evaluating single-agent carfilzomib in patients with relapsed and refractory myeloma who have received three or more prior therapies. The trial is designed to facilitate potential regulatory approvals around the world.

•

A global head-to-head Phase 3 clinical trial, known as the ENDEAVOR trial, is evaluating the combination of carfilzomib and low-dose dexamethasone versus the combination of bortezomib and low-dose dexamethasone.

•	A Phase 1/2 study being conducted by Onyx’s partner Ono Pharmaceutical Co., Ltd. is evaluating carfilzomib in Japanese patients with relapsed/refractory multiple myeloma.

Important Safety Information Regarding Kyprolis™ (carfilzomib) for Injection

On July 20, 2012, the U.S. FDA granted accelerated approval of Kyprolis for the treatment of patients with multiple myeloma who have received at least two prior therapies including bortezomib and an immunomodulatory agent (IMiD), and have demonstrated disease progression on or within 60 days of completion of the last therapy. Approval was based on response rate. Clinical benefit, such as improvement in survival or symptoms, has not been verified. Full prescribing information is available at http://www.kyprolis.com/Content/pdf/PrescribingInformation.pdf.

Safety data have been evaluated in 526 patients with relapsed and/or refractory multiple myeloma who received single-agent carfilzomib. There were 37 deaths in the phase 2 studies, or 7% of patients. The most common causes of death, other than disease progression, were cardiac (5 patients), end-organ failure (4 patients), and infection (4 patients). Important warnings and precautions include cardiac arrest, congestive heart failure, myocardial ischemia; pulmonary hypertension, pulmonary complications, infusion reactions, tumor lysis syndrome, thrombocytopenia, hepatic toxicity and embryo-fetal toxicity.

Death due to cardiac arrest has occurred within a day of Kyprolis administration. Patients with New York Heart Association Class III and IV heart failure, myocardial infarction in the preceding 6 months, and conduction abnormalities uncontrolled by medications were not eligible for the clinical trials. These patients may be at greater risk for cardiac complications.

Pulmonary arterial hypertension (PAH) was reported in 2% of patients treated with Kyprolis and was Grade 3 or greater in less than 1% of patients. Dyspnea was reported in 35% of patients enrolled in clinical trials. Grade 3 dyspnea occurred in 5%; no Grade 4 events, and 1 death (Grade 5) was reported.

Infusion reactions, characterized by a spectrum of systemic symptoms including fever, chills, arthralgia, myalgia, facial flushing, facial edema, vomiting, weakness, shortness of breath, hypotension, syncope, chest tightness, or angina can occur immediately following or up to 24 hours after administration of Kyprolis. Administration of dexamethasone prior to Kyprolis reduces the incidence and severity of reactions. Tumor lysis syndrome (TLS) occurred following Kyprolis administration in < 1% of patients. Patients with multiple myeloma and a high tumor burden should be considered to be at greater risk for TLS.

Thrombocytopenia following Kyprolis administration resulted in a dose reduction in 1% of patients and discontinuation of treatment with Kyprolis in < 1% of patients.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Regorafenib is a Bayer compound being developed by Bayer. Onyx will receive a royalty on potential future global net sales in human oncology. Bayer and Onyx will jointly promote regorafenib in the U.S.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

Cases of hepatic failure, including fatal cases, have been reported (< 1%). Kyprolis can cause elevations of serum transaminases and bilirubin.

There are no adequate and well-controlled studies in pregnant women using Kyprolis. Females of reproductive potential should be advised to avoid becoming pregnant while being treated with Kyprolis.

The most common serious adverse reactions were pneumonia, acute renal failure, pyrexia, and congestive heart failure. The most common adverse reactions (incidence of 30% or greater) observed in clinical trials of patients with multiple myeloma were fatigue, anemia, nausea, thrombocytopenia, dyspnea, diarrhea, and pyrexia. Serious adverse reactions were reported in 45% of patients.

About Onyx Pharmaceuticals, Inc.

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company's website at www.onyx.com.

Forward-Looking Statements

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development and the regulatory approval process. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar (sorafenib) tablets and Kyprolis (carfilzomib) for Injection being our only approved products; we may never receive marketing approval for regorafenib; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; we or Bayer, as the case may be, may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for Kyprolis or, if approved, regorafenib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, regorafenib or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, as updated by Onyx’s subsequent Quarterly Reports on Form 10-Q, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Investors	Media
Amy Figueroa, CFA	Lori Melançon
Senior Director, Investor Relations	Senior Director, Corporate Communications
(650) 266-2398	(650) 266-2394

(See attached tables)

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Regorafenib is a Bayer compound being developed by Bayer. Onyx will receive a royalty on potential future global net sales in human oncology. Bayer and Onyx will jointly promote regorafenib in the U.S.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Revenue from collaboration agreement	$72,704	$—		$72,704	$67,956	$—		$67,956

Total operating revenue	72,704	—		72,704	67,956	—		67,956
Operating expenses:
Research and development	76,356	(2,715)	(a)	73,641	63,045	(1,893)	(a)	61,152
Selling, general and administrative	48,907	(8,180)	(b)	40,727	38,236	(6,451)	(b)	31,785
Contingent consideration	53,214	(53,214)	(c)	—	5,755	(5,755)	(c)	—
Lease termination exit costs	—	—		—	10,727	(10,727)	(f)	—

Total operating expenses	178,477	(64,109)		114,368	117,763	(24,826)		92,937

Income (loss) from operations	(105,773)	64,109		(41,664)	(49,807)	24,826		(24,981)
Investment income	619	—		619	645	—		645
Interest expense	(5,374)	2,832	(d)	(2,542)	(5,041)	2,509	(d)	(2,532)
Other income (expense)	4,464	(4,462)	(e)	2	(340)	—	(e)	(340)

Loss before provision (benefit) for income taxes	(106,064)	62,479		(43,585)	(54,543)	27,335		(27,208)
Provision (benefit) for income taxes	(15)	—		(15)	—	—		—

Net loss	$(106,049)	$62,479		$(43,570)	$(54,543)	$27,335		$(27,208)

Net income (loss) per share:
Basic	$(1.65)		(g)	$(0.68)	$(0.86)		(g)	$(0.43)

Diluted (1)	$(1.65)			$(0.68)	$(0.86)			$(0.43)

Computation of diluted shares:
Basic	64,209			64,209	63,415			63,415
Dilutive effect of convertible senior notes	—			—	—			—

Diluted (1)	64,209			64,209	63,415			63,415

(1)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months ended June 30, 2012 and 2011 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS

(In thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Revenue from collaboration agreement	$144,736	$—		$144,736	$135,101	$—		$135,101

Total operating revenue	144,736	—		144,736	135,101	—		135,101
Operating expenses:
Research and development	157,017	(4,648)	(a)	152,369	125,538	(15,485)	(a)	110,053
Selling, general and administrative	87,851	(13,044)	(b)	74,807	72,707	(10,880)	(b)	61,827
Contingent consideration	56,392	(56,392)	(c)	—	17,250	(17,250)	(c)	—
Lease termination exit costs	—	—		—	10,727	(10,727)	(f)	—

Total operating expenses	301,260	(74,084)		227,176	226,222	(54,342)		171,880

Income (loss) from operations	(156,524)	74,084		(82,440)	(91,121)	54,342		(36,779)
Investment income	1,377	—		1,377	1,293	—		1,293
Interest expense	(10,670)	5,581	(d)	(5,089)	(10,042)	4,944	(d)	(5,098)
Other income (expense)	3,559	(4,462)	(e)	(903)	(3,801)	3,000	(e)	(801)

Loss before provision for income taxes	(162,258)	75,203		(87,055)	(103,671)	62,286		(41,385)
Provision for income taxes	3	—		3	32	—		32

Net loss	$(162,261)	$75,203		$(87,058)	$(103,703)	$62,286		$(41,417)

Net income (loss) per share:
Basic	$(2.54)		(g)	$(1.36)	$(1.64)		(g)	$(0.66)

Diluted (2)	$(2.54)			$(1.36)	$(1.64)			$(0.66)

Computation of diluted shares:
Basic	63,953			63,953	63,212			63,212
Dilutive effect of convertible senior notes	—			—	—			—

Diluted (2)	63,953			63,953	63,212			63,212

(2)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the six months ended June 30, 2012 and 2011 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
(a) Adjustments to research and development expenses:
Non-cash expense related to the unamortized balance of funding provided to S*Bio (4)	$—	$—	$—	$(12,666)
Employee stock based compensation (3)	(2,715)	(1,893)	(4,648)	(2,819)

Total adjustment to research and development expenses	$(2,715)	$(1,893)	$(4,648)	$(15,485)

(b) Adjustments to selling, general and administrative expenses:
Employee stock based compensation (3)	$(8,180)	$(6,451)	$(13,044)	$(10,880)
(c) Adjustments to contingent consideration expense
The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.	$(53,214)	$(5,755)	$(56,392)	$(17,250)
(d) Adjustments to interest expense
The effect of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparison of Onyx’s operating results to peer companies.	$2,832	$2,509	$5,581	$4,944
(e) Adjustments to other income (expenses)
Impairment of equity investment in S*BIO	$—	$—	$—	$3,000
Proceeds received pursuant to the sale of JAK2 inhibitors by S*BIO	$(4,462)	$—	$(4,462)	$—

Total adjustment to other income (expenses)	$(4,462)	$—	$(4,462)	$3,000

(f) Adjustments to lease termination exit costs
Non-cash expense related to Onyx’s exit from facilities it previously occupied in Emeryville and in South San Francisco, California.	$—	$(10,727)	$—	$(10,727)

(3)	The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparison of Onyx’s operating results to peer companies.
(4)	The effects of the termination of the S*BIO collaboration argeement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusions allow for a better presentation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx’s management internally manages the business.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS

(In thousands, except per share amounts)

(unaudited)

(g) The following table represents the computation of GAAP and Non-GAAP diluted EPS:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Computation of non-GAAP diluted net income (loss)

Non-GAAP net income (loss)	$(43,570)	$(27,208)	$(87,058)	$(41,417)

Add:
Interest and issuance costs related to dilutive convertible senior notes(5)	—	—	—	—

Non-GAAP net income (loss)—diluted	$(43,570)	$(27,208)	$(87,058)	$(41,417)

Computation of non-GAAP diluted shares
Basic shares	64,209	63,415	63,953	63,212
Dilutive effect of convertible senior notes(5)	—	—	—	—

Non-GAAP diluted shares	64,209	63,415	63,953	63,212

Non-GAAP net income (loss) per share	$(0.68)	$(0.43)	$(1.36)	$(0.66)
Non-GAAP net income (loss) per share—diluted	$(0.68)	$(0.43)	$(1.36)	$(0.66)

(5)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three months and six months ended June 30, 2012 and 2011, because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

ONYX PHARMACEUTICALS, INC.

CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Nexavar product revenue, net (as recorded by Bayer)	$251,191	$245,665	$494,455	$481,132

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$214,459	$206,600	$424,159	$399,770
Combined cost of goods sold, distribution, selling, general and administrative expenses	82,632	89,530	158,949	163,540

Combined collaboration commercial profit	$131,827	$117,070	$265,210	$236,230

Onyx’s share of collaboration commercial profit	$65,913	$58,535	$132,605	$118,115
Reimbursement of Onyx’s shared marketing expenses	6,791	6,687	12,131	11,291
Royalty revenue	—	2,734	—	5,695

Revenue from collaboration agreement	$72,704	$67,956	$144,736	$135,101

ONYX PHARMACEUTICALS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

August 1, 2012

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)	(6)
Assets
Cash, cash equivalents and current marketable securities	$570,801	$646,343
Other current assets	89,261	85,506

Total current assets	660,062	731,849
Marketable securities, non-current	22,949	22,102
Property and equipment, net	33,305	19,734
Intangible assets—in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	16,406	13,377

Total assets	$1,365,197	$1,419,537

Liabilities and stockholders’ equity
Current liabilities	$152,138	$111,792
Convertible senior notes due 2016	168,474	162,893
Liability for contingent consideration, non-current	143,346	137,816
Deferred tax liability	157,226	157,226
Other long-term liabilities	37,405	26,397
Stockholders’ equity	706,608	823,413

Total liabilities and stockholders’ equity	$1,365,197	$1,419,537

(6)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.